Exhibit 99.5

ARENA RESOURCES, INC. 6555 SOUTH LEWIS AVENUE TULSA, OK 74136

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arena Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on                     , 2010.

The Board of Directors recommends a vote FOR Item 1.

The undersigned hereby appoints Lloyd T. Rochford, Philip W. Terry, and William R. Broaddrick, and each of them, as attorneys-in-fact and proxies for the undersigned with power of substitution, and hereby authorizes them to vote all the shares of common stock of Arena Resources, Inc. (“Arena”) that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on                     , 2010, at 9:00 a.m., local time, and any adjournment or postponement thereof, upon the matter set forth on the reverse side. This proxy, if signed and returned, will be voted as directed on the reverse side. If this card is signed and returned without direction, such shares will be voted FOR Item 1.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARENA RESOURCES, INC.
The Board of Directors recommends a vote FOR Item 1.						For	Against	Abstain

1. Proposal to approve the Agreement and Plan of Merger, dated as of April 3, 2010, by and among Arena, SandRidge Energy, Inc., a Delaware corporation, and Steel Subsidiary Corporation, a wholly owned subsidiary of SandRidge Energy, Inc., pursuant to which Steel Subsidiary Corporation will merge with and into Arena (or, in certain circumstances, pursuant to which Arena will merge with and into Steel Subsidiary Corporation).						☐	☐	☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears below. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this

Please indicate if you plan to attend this meeting	Yes ☐	No	☐

Stockholder Signature [PLEASE SIGN WITHIN BOX]	DATE			Co-owner Signature [PLEASE SIGN WITHIN BOX]	DATE